Rule 424(b)(3)
Registration Statement No. 333-120649
Pricing Supplement No. 2
Dated January 5, 2006
(To Prospectus dated December 28, 2004 and
 Prospectus Supplement dated December 28, 2004)
INTERNATIONAL LEASE FINANCE CORPORATION
$2,000,000,000
Medium-Term Notes, Series Q
Principal Amount:						$300,000,000.00
Issue Price:							$299,142,000.00
Net Proceeds to the Company:					$298,017,000.00
Agent's Discount or Commission:					0.375%
Agent:								ML/BARC/BNP
CUSIP:								45974VZX9
Settlement Date:						01/10/06
Stated Maturity (date):						01/10/13
Interest Rate:							5.250%
Overdue Rate (if any):						N/A
Redeemable by the Company on or after:				N/A
Repayable at the option of the holder on:			N/A
Optional Reset Dates:						N/A
Extension Periods:						N/A
Final Maturity:							N/A
Repurchase Price (for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: